Form C

Cover Page

Name of issuer:

Wind River Biomass Utility LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: WA

Date of organization: 5/10/2012

Physical address of issuer:

250 NE Vista Drive
PO Box 658
Stevenson WA 98648

Website of issuer:

https://portofskamania.org/wrbiomass

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

150,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $150,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$150,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$480,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$278,595.00	$347,442.00
Cash & Cash Equivalents:	$22,835.00	$41,010.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$11,444.00	$11,828.00
Long-term Debt:	$74,813.00	$77,415.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$137.00	$14,215.00
Net Income:	($65,861.00)	$22,550.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Wind River Biomass Utility LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Robert Sourek	CEO	Bear Mountain Forest Products	2012
Norman Ward	retired	N/A	2012
Thomas Linde	retired	N/A	2012
Paul G. Spencer	retired	n/a	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Paul G. Spencer	Managing Member	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Robert Sourek	19000.0 Membership Units	25.0
Norman Ward	19000.0 Membership Units	25.0
Thomas Linde	19000.0 Membership Units	25.0
Paul G. Spencer	19000.0 Membership Units	25.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> We will require a number different types of permits, such as air quality and water quality permits. We may face objections to the issuance of these permits from individuals or groups. We are sited 8 miles from the Columbia River Gorge National Scenic Area and within a national forest. We cannot predict the types of objections that we might encounter in our permit processes. Delays or limitations or denial of any of the needed permits could adversely affect our ability to conduct our planned business.
>
> We will require 'waste wood' to operate our facility. The majority of this wood will come from Skamania County and the Gifford Pinchot National Forest. It is possible that advocacy groups might try to obstruct our access to such 'waste wood'.

Reduction of timber harvest or thinning operations on public forests in our area would reduce supply of 'waste wood', raising prices for our raw material.

Prices of 'fossil fuels' could be reduced while the price of waste wood increases. Such fuels are our main price competition for energy production.

Fire in our log or wood-chip piles. Such fires have occurred in similar operations and are usually due to high moisture content in finely-divided woody material, such as sawdust.

Severe weather can hamper operations. Harsh winter conditions or high snow-load can damage facilities. (We had 4 - 6 feet of snow in 1979 and 2016.)

We are thinly capitalized and have limited operating capital. We will need to seek additional funding after this financing round to fully deploy our business plan.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The company has limited number of employees and around $80k of long term debts as of December 31, 2016. One of these debts has a related party, Robert Sourek who holds 25% voting power in WRBU.

There is the risk of our land lease agreement not being extended. There is also no guarantee in getting more government grants that historically has helped with supporting our operations.

All four of the founders are working part-time on this venture. All are retired except for Robert Sourek, the CEO of Bear Mountain Forest Products Inc. Paul Spencer worked as a supervisor and an engineer (materials, process, tooling, quality) for several steel foundries from 1977 to 1997. He was the quality manager and materials engineer for Heraeus Shin-Etsu America, Inc. from 1997 to retirement in 2008. Currently, he is the Managing Member of the Wind River Biomass Utility LLC project, which means primary responsibility for executing plans developed by the LLC members (as a committee of the whole) and helping to supervise our firewood operation.

Bob Sourek is the Founder, President, and CEO of Bear Mountain Forest Products Inc.

Norm Ward was a professional surveyor for the US Forest Service until retirement. He currently manages his own small timberland and supervises our firewood operation.

Tom Linde was a forester, law-enforcement officer, and District Recreational Program manager for the US Forest Service until retirement. He is currently the Chairman of the Board for the Lower Columbia Fish Recovery Board.

There is also risk that we may have exposure to uninsured losses and be unable to recover such losses.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$150,000**

Use of Proceeds: Capital equipment including wood-chip conveyors, log chipper, mobile front-loader.

If we raise: **$250,000**

Use of Proceeds: Capital equipment including air-quality control system.

If we raise: **$350,000**

Use of Proceeds: Capital equipment including kilns for heat-treating firewood, hot-water distribution system, water-to-air heat exchangers with blowers.

If we raise: **$480,000**

Use of Proceeds: Capital equipment including thermal-oil-to-water heat exchangers to prepare for deployment of organic-rankine-cycle (ORC) turbine generators and further development of a hot-water distribution system, .

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are summarized below. In all events the actual terms of the SAFE control over this summary.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units, Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or
- (ii) if the valuation for the company is more than **$2 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest in the SAFE do not have voting rights.

Execution. Investors who invest less than **$25,000** will be asked but will not have to execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" may execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of formation and limited liability company agreement, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **Is** or **Is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Membership units	100,000	76,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

N/A

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company after conversion, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;

- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Bonneville Environmental Foundation
Issue date	03/18/15
Amount	$50,000.00
Outstanding principal plus interest	$50,000.00 as of 11/15/17
Interest rate	0.0% per annum
Maturity date	06/30/18
Current with payments	Yes

Bonneville Environmental Foundation: $50,000; 0% interest; payments begin when our LLC generates and sells electrical power. Terms for repayment are in Renewable Energy Credits (RECs), no cash.

The note has no set terms until one of the following three conditions are met:
1) not operational by June 30, 2018, then loan is cancelled;
2) operational for heat, but not for electrical generation-
terms to be negotiated at 0% interest;
3) operational for electrical generation-
one renewable energy credit (REC) for every one megawatt hour
of power sold, limited to 25,000 RECs.

Loan

Lender	Skamania County Economic Development Council
Issue date	10/01/16
Amount	$20,000.00
Outstanding principal plus interest	$12,370.56 as of 11/16/17
Interest rate	6.5% per annum
Maturity date	09/15/21
Current with payments	Yes

Skamania County Economic Development Council; $20,000; 6.5% interest; final payment on Sept. 15, 2021; monthly payment.

The monthly payments made toward the interest
and principal for this note payable are $305.

Balance as of 11/15/2017 is $12,370.56

Loan

Lender	Robert Sourek
Issue date	08/24/17
Amount	$33,000.00
Outstanding principal plus interest	$33,577.50 as of 11/22/17
Interest rate	7.0% per annum
Maturity date	08/24/21
Current with payments	Yes

The loan amount is $33k, terms are 48 months with the first 12 months of interest only at 7% accumulated to the principal amount with payments of principal and interest for 36 months after the interest only period. The creditor is Robert Sourek.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Robert Sourek
Amount Invested	$33,000.00
Transaction type	Loan
Issue date	08/24/17
Outstanding principal plus interest	$33,577.50 as of 11/14/17
Interest rate	7.0% per annum
Maturity date	08/24/21
Outstanding	Yes
Current with payments	Yes
Relationship	Director

The loan amount is $33k, terms are 48 months with the first 12 months of interest only at 7% accumulated to the principal amount with payments of principal and interest for 36 months after the interest only period

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Investor should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We make waste wood valuable by producing useful products for residential and commercial consumption.

Healthy forests go hand in hand with healthy communities. We want to provide renewable energy, reduce unnecessary forest waste, and support best forest-management practices, as well as create family-wage jobs, while providing our products at the lowest possible price.

Milestones

Wind River Biomass Utility LLC was formed in the State of Washington in May 2012.

Since then, we have:

- We have a long-term lease on 25 acres with agricultural infrastructure.
- We have a gasifier-burner-boiler system for Combined Heat & Power.
- We have a final engineering study and a greenhouse market feasibility study.
- We have a contract to provide bundles of firewood for local campgrounds.
- We have a Small Generator Interconnection Report from the BPA.
- We have a Dyna SC-14D (diesel) Firewood Processor.
- We have a 2004 Ford F-350 Truck (diesel).

Historical Results of Operations

We are a start-up and just started to actually produce one minor product (firewood) of our projected output about one year ago to pay our monthly bills, such as rent, insurance, and taxes. There is no apparent reason to think that our gross profit % will decrease in the coming months of firewood sales; but, as to the power and heat sales, plus biochar output and sales, we have no operating experience. We only have examples from other, somewhat similar operations. We have applied for grants and guaranteed-loans from the US Department of Agriculture's REAP (Renewable Energy for America Program) in 2015 and 2016. We were advised by agency staff that we needed more private capital in our LLC in order for them to move our application(s). They suggested an increase that would be covered by success in our Wefunder campaign. In addition the Renewable Energy division of the Washington State Housing Finance Commission told us in 2016 that we need to get an agency like REAP to back us, and then the WSHFC would entertain a loan request for $1 million at excellent terms.

Operating expense for year ended December 31, 2016 was $65,008 while for year ended December 31, 2015 it was $66,515. In 2016 of same period, we generated $2,660 of gross profit from grants and in 2015 of the same period, we generated $103,280 of gross profit from grants. Net income from operations for year ended December 31, 2016 was a net loss. We do not have any upcoming grants so profit from grants will likely be zero. Operating expenses will remain consistent for the near future.

We are covering operating expenses with firewood income, including lease and insurance payments.

Wefunder funding will enable expansion into the renewable-energy generation market, including heat for greenhouse(s). Currently in discussions with 2 different greenhouse operators for proposals for electrical power and heat sales for purchase agreements. Both are willing to commit to a contingent contract, if we can raise the capital to put our plant together.

Please review our financial pro forma for our projections.

Liquidity & Capital Resources

The cash on hand for period ended December 31, 2016 was $22,835; for period ended December 31, 2015 it was $41,010. Total non-current assets for the same period is $278,595. Total current liabilities for the same period are $11,444 and non-current liabilities are $86,257.

If our Wefunder campaign is successful, we will be able to leverage low-interest loans from public sources, including the USDA REAP program and the renewable-energy group within the WA State Housing Finance Commission.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 9 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand, Burn Rate, Short/Mid Term Expenses

Wind River Biomass Utility LLC cash in hand is $4,500, as of October 2017. Over the last three months, revenues have averaged $2,760/month and expenses $3,030/month, for an average burn rate of $270 per month. For the entire year of 2016 we had $65,008 in operating expenses; in 2015 it was $66,515 so the expenses are consistent. Our expenses will likely stay consistent for the short term future. As mentioned above, revenues for the past two years included profits from grants and are likely to decrease since we do not have any pending grants. If our Wefunder campaign is successful, we will be able to leverage low-interest loans from public sources, including the USDA REAP program and the renewable-energy group within the WA State Housing Finance Commission.

Started processing and delivering firewood in late 2016. Have developed customer base and basic system of production.

Current Rent:

Rental rate has been $200 per month plus leasehold tax since start of lease (May 2015). It's increasing to $500 per month in December 2017.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://portofskamania.org/wrbiomass/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Norman Ward
Paul G. Spencer
Robert Sourek
Thomas Linde

Appendix E: Supporting Documents

WRBU_Operating_Agreement.pdf
WRBU_LLC_Pro_Forma_08312017.pdf

INVEST IN WIND RIVER BIOMASS UTILITY, LLC

Converting waste wood into power by means of an efficient system

> *"We make waste wood valuable by producing useful products for residential and commercial consumption. Currently, we are producing bundled campfire wood and cordwood out of material that would otherwise be thrown away.*

Paul Spencer
MANAGING MEMBER, WIND RIVER BIOMASS UTILITY, LLC


FOLLOW US FOR UPDATES
1 FOLLOWERS
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TWEET
$0
raised of $150K goal
$100 min
by Wefunder Portal LLC
INVEST

Future Equity (SAFE)
$2M valuation cap
A SAFE gives you the right to future shares in Wind River Biomass Utility, LLC. If you invest, you're betting the company will be worth more than $2M in the future.

INVESTOR PERKS

$250+	10 cubic feet of seasoned firewood (pick up at our site)
$500+	20 cubic feet of seasoned firewood (pick up at our site)
$1,000+	One full cord (128 cubic feet) of seasoned firewood, delivered within 75 miles of our site.
$5,000+	Two free nights' lodging and breakfasts in Stevenson, WA (the Columbia River Gorge) for two people. (It's burning up at the moment, but we'll probably have some green trees left.)

OUR AMBITION

Healthy forests go hand in hand with healthy communities. We want to provide renewable energy, reduce unnecessary forest waste (wildfire fuel), and support best forest-management practices, as well as creating family-wage jobs while providing our products at the lowest possible price. Specifically, we'll develop our site to produce heat and electricity from a renewable resource for local commercial interests while also producing biochar and heat-treated firewood as a byproduct of our process.

KEY FACTS

- We have a long-term lease on 25 acres of agricultural infrastructure.
- We have a gasifier-burner-boiler system for Combined Heat & Power.
- We have a final engineering study and a greenhouse market feasibility study.
- We have a contract to provide bundles of firewood for local campgrounds.
- We have a Small Generator Interconnection Report from the BPA.
- We have a Dyna SC-14 Diesel firewood processor; a 2004 Ford F-350 diesel truck; and a firewood bundler machine.
- We have, and are erecting, a 36' by 72' heavy-duty hoop house for equipment storage and bad-weather operations.
- We have two 200kW propane-fueled motor-generator sets, plus a 110-ton heat-absorption chiller.

DOCUMENTS

- WRBU_Business_Plan_090717.pdf
- WRBU_Business_Plan_Appendix_090717.pdf
- WRBU_LLC_Pro_Forma_08312017.pdf

https://portofskamania.org/wrbiomass

FOREST HEALTH | SUSTAINABILITY | ENERGY | SOCIAL IMPACT | AGRICULTURE | CLEAN TECH | FARMING | RENEWABLE ENERGY | FOREST FUELS REDUCTION | BIOCHAR | COMBINED HEAT AND POWER | DISTRIBUTED GENERATION

Why I Like Wind River Biomass Utility, LLC

"Washington's forests are an abundant, renewable supply of woody biomass. [We] support using wood products sustainably as a renewable energy source and support investments in new processing and utilization technologies. Nurturing the forest biomass-to-energy industry can help reduce wildfire risks, improve forest health, contribute to a clean energy economy and create new jobs in the process. We commend Wind River Biomass Utility LLC for their work"



Aaron Everett

WASHINGTON STATE FORESTER, DEPT. OF NATURAL RESOURCES

THE BUZZ ABOUT WIND RIVER BIOMASS UTILITY, LLC

"This project will create new jobs and open the door for new markets and business opportunities in one of the most economically disadvantaged rural economies in the Pacific Northwest"

Jay Inslee

Governor, State of Washington

"The partners in this enterprise are USFS retirees, a retired engineer, and current owner-operator of a large wood-fuel business. They have each lived in Skamania County for more than 30 years and have been actively involved in forest issues. We feel this combination bodes well for the success of this project."

Curtis King, Norm Johnson, & Gina McCabe

14th Legislative District Representatives, State of Washington

BIOMASS MAGAZINE

Wind River Biomass Utility wins $200,000 grant for CHP plant

At a former nursery site-surrounded by federal, state and private timberland in need of thinning in Skamania County, Washington-an opportunity arose for Wind River Biomass Utility LLC to build a combined-heat-and-power (CHP) generation plant.

August 16, 2017 @ biomassmagazine.com

WASHINGTON GOVERNOR JAY INSLEE

Gov. Inslee announces grant to Wind River Biomass Utility for combined heat and power generation in Skamania County

Project will spur development of clean energy from wood biomass fuel, create jobs in rural timber communities, and help reduce forest fires and greenhouse gas emissions. Gov. Jay Inslee today announced a $200,000 grant to Wind River Biomass Utility to

August 16, 2017 @ governor.wa.gov


European
Tribune

European Tribune - Biomass utility project update

The European Tribune is a forum for thoughtful dialogue of European and international issues. You are invited to post comments and your own articles.
August 16, 2017 @ eurotrib.com


USDA-Funded State Wood Energy Teams

July 15, 2014 News | Biomass Thermal Energy Council (BTEC)

"Today's awards are a wise investment in renewable and affordable biomass thermal energy for communities across the country," said Joseph Seymour, BTEC Executive Director. "We praise the USDA for its leadership on biomass thermal project
August 16, 2017 @ biomassthermal.org

The Basics

Biomass fuel is created by using organic matter that exists naturally, such as trees and other woody plants.



The Problem As We See It

Regular forest management activities create waste wood that is a burden for land managers who must find cheap and efficient ways to get rid of it.



Land Managers pile wood that isn't needed



To save time and money, the piles are burned



This waste wood goes up in smoke



In creates unnecessary pollution and wastes valuable resources

The Solution We Provide

We buy that waste wood from land managers, which eliminates both the financial and environmental costs, and gives the biomass monetary value and a new purpose as renewable energy.







The Products We Offer

With our Combined Heat and Power Facility, we will produce these products for commercial, agricultural, and residential use.


Electrical Power


Thermal Power


Biochar


Firewood

The Location

We are operating on 25 acres at a former nursery site in the Wind River Business Park, located in Skamania County, Washington.





Meet the Founders

Bringing decades of experience in forestry, engineering, renewable energy, the forest products industry, and community development



Paul Spencer

Managing Member

Retired Engineer & B.A. Mathematics – U of Texas '70; Materials Science graduate study in mid-1980s.



Norman Ward

Retired Professional Land Surveyor; 32 years with US Forest Service. BS in Physical Education with Minor in Land Survey, Univ. of New Hampshire, 1976.



Bob Sourek

Forester. Founder and President of Bear Mt. Forest Products; Board and founding member of Biomass Thermal Energy Council; Member Pellet Fuels Institute. Pilot, golfer, outdoor enthusiast.



Tom Linde

Retired US Forest Service (Recreation, Silviculture). Degree in Horticulture, Clark College, 1972. GPNF stand management; Federal Forest Enforcement Officer.

Interview

– COLLAPSE ALL

WF: How is WRBU different from other energy producers?

WR: Combined-heat-and-power (CHP) is a relatively new concept among electrical-power generators. Our heat customers (greenhouses, dryer operations, and space heating in nearby buildings) raise the conversion efficiency of the potential energy of the wood to usable heat from 45% (conventional electrical generation using thermal processes) to 80% and higher. In addition to producing thermal (heat) and electrical power from 'waste' wood, we will have biochar as a byproduct from the gasified biomass and will kiln-dry firewood from 'waste' heat.

Our aim is to be efficient in all aspects of our endeavor. One aspect of this goal: our research and experience shows us that we can purchase the woody biomass from sites within a 25-mile radius of our location. This reduces transportation costs - and fuel consumption - compared to large-scale users of woody biomass, who buy from sources that are often hundreds of miles from their operations.

WF: What is the market environment?

WR: Locally, we we have the benefit of being the producer of both electrical and thermal power for all commercial, greenhouse agricultural, and light-industrial businesses at the Wind River Business Park in Stabler (near Carson) WA. At this time, electrical power demand is higher than the available supply at the Business Park. Demand for our residential firewood, plus bundled campfire wood to WA State Parks in our region, has increased in spite of many 'hobby' firewood operations in the area. (We have begun discussions with a nearby facility that wants three times our planned output of electrical power.)

We are also within 60 miles of major metropolitan areas (Portland, OR & Vancouver, WA) where there is a consistent need for more baseload renewable power to meet their needs. There are incentives and mandates for the use of renewable energy that drive high demand for alternatives to fossil fuels in California, Oregon, and Washington.

Biochar is a growing market with good academic support for applications at many state agricultural universities. We are members of the International Biochar Initiative, which includes product developers, sales companies, and marketing organizations.

WF: What do you understand about your business that others don't get?

WR: The plan for our Combined Heat and Power (CHP) facility is based on high-efficiency processes and local resources that create a sustainable system of capture of raw materials, efficient conversion to energy, and low-cost output of diverse products. Furthermore, all four of the founders have extensive experience, passion, knowledge, and the connections to launch a successful CHP facility.

WF: Who are your competitors? How are you different?

WR: There are no combined-heat-and-power (CHP) operations in our region. There are no operations at our projected scale within several hundred more miles from our site. The efficiencies inherent in CHP and the relatively low cost of our raw material (wood-based biomass) will make our utility the low-cost producer for baseload power in our area.

WF: What's your biggest risk?

WR: The main risk that we see is potential inability to capture sufficient capital to reach our full-scale, integrated operation. Biomass, and renewable energy in general, does not have the political and investment support today that it enjoyed a few years ago. Our plan does allow our business to survive with reduced capital funding from our target ($3 million total), but it will not create the profits that are available at fully integrated build-out.

WF: How will you make money?

WR: Our revenue currently comes from the sale of firewood – bundled campfire wood to local WA State parks and cordwood to local consumers. When fully operational, our revenue will come from electrical power (16%), heat via hot water (30%), biochar (28%), and heat-treated firewood (26%). Kiln-dried firewood will provide a reasonable margin of profit as well and is particularly important to the optimization of our system in that the heat will be re-directed from other customers, such as greenhouses, when those operations need low or no heat (e.g., summer months, sunny days).

WF: What motivated the 4 owners to start this business?

WR: We're long-term community members with a deep commitment to our neighbors and to the forests. This woody-biomass-based business will create family-wage jobs, build demand for 'waste' wood from our forests that will help to support management activities such as fuels reduction, and support an expansion of businesses at the Wind River Business Park by supplying renewable energy to them.

WF: How do you acquire customers?

WR: Our firewood business is currently growing by word-of-mouth, advertising, and local economic development organizations. Electrical power demand is higher than the available supply at the Wind River Business Park (our site is part of the WRBP). Heat demand depends on the establishment of a greenhouse operation. As to biochar – we are members of the International Biochar Initiative, which includes product developers, sales companies, and marketing organizations.

WF: What assures our access to raw material?

WR: A Washington State Department of Natural Resources (DNR) report from 2012 and the Hood River County (Oregon) biomass study from 2007 show that annual biomass supply in our area is several times greater than our projected maximum use. A Washington State University study from 2005 estimated that logging slash alone in our area would approximately equal our projected demand.

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Timothy Seaman Oct 21

When will fundraising open?



Paul Spencer Managing Member FOUNDER Oct 24

We're finishing up our disclosures for the Form C process.

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RISKS

1 We will require a number different types of permits, such as air quality and water quality permits. We may face objections to the issuance of these permits from individuals or groups. We are sited 8 miles from the Columbia River Gorge National Scenic Area and within a national forest. We cannot predict the types of objections that we might encounter in our permit processes. Delays or limitations or denial of any of the needed permits could adversely affect our ability to conduct our planned business.

2 We will require 'waste wood' to operate our facility. The majority of this wood will come from Skamania County and the Gifford Pinchot National Forest. It is possible that advocacy groups might try to obstruct our access to such 'waste wood'.

3 Reduction of timber harvest or thinning operations on public forests in our area would reduce supply of 'waste wood', raising prices for our raw material.

4 Prices of 'fossil fuels' could be reduced while the price of waste wood

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Wind River Biomass Utility, LLC is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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